UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2005

HYPERION SOLUTIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26934 (Commission File Number)	77-0277772 (IRS Employer Identification Number)
5450 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 744-9500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 12, 2005, Hyperion Solutions Corporation (the “Company”) entered into a retention bonus letter with its Chief Financial Officer (and principal financial officer), David Odell, addressing certain terms of his planned retirement which was previously reported by the Company (the “Letter Agreement”).
     The Letter Agreement provides that in consideration of Mr. Odell’s willingness to remain as the Company’s Chief Financial Officer until January 31, 2006 and undertake certain activities, the Company will pay (i) Mr. Odell’s bonus for the first half of fiscal year 2006 no later than February 1, 2006; (ii) an additional bonus of $50,000 no later than February 1, 2006; and (iii) for Mr. Odell’s transitional housing and travel costs to and from Utah though January 31, 2006.
     The foregoing is a summary description of the terms of the Letter Agreement that by its nature is incomplete. It is qualified in the entirety by the text of the Letter Agreement, which is attached hereto as exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
          10.1 Letter Agreement dated December 12, 2005, between David Odell and the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

HYPERION SOLUTIONS CORPORATION
Date: December 12, 2005	By:	/s/ David Odell
		Name:	David Odell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Exhibit
10.1	Letter Agreement dated December 12, 2005, between David Odell and the Company.